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EXHIBIT 3.3

                     CERTIFICATE OF AMENDMENT
                                OF
                     ARTICLES OF INCORPORATION

     ROBERT W. WILDER and GARY W. EVANS, directors of the Company, certify that:

     1. They constitute at least two-thirds of the original incorporators of the directors of EXPEDIA COM GLOBAL, INC., a Nevada corporation.

     2. The original Articles were filed in the Office of the Secretary of State on AUGUST 1, 1997.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the Articles of Incorporation:

     Article One is amended to read as follows:

          CHANGE THE NAME OF THE COMPANY TO EXPEDIACOM GLOBAL INC.

                                   /s/ Robert W. Wilder
                                   ROBERT W. WILDER

                                   /s/ Gary W. Evans
                                   GARY W. EVANS

Ontario, Canada     )
                    ) ss.
Peel, Halton Region )

     On August 27, 1997, Robert Wilder and Gary Evans, personally appeared before me, a Notary Public, whose signatures appear above and, who acknowledge that they executed the above instrument.

                                   /s/ Pamela Jay Bond
                                   Pamela Jay Bond